SECOND AMENDMENT TO
                  AMENDED AND RESTATED INVESTMENT AGREEMENT


                  SECOND AMENDMENT (this "Amendment"), dated as of December 28, 2006, to the Amended and Restated Investment Agreement, dated as of July 30, 1999 (as previously amended, supplemented or otherwise modified, the "Agreement"), by and among Apollo Investment Fund IV, L.P., a Delaware limited partnership, Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners IV, L.P., a Delaware limited partnership, Apollo Overseas Partners III, L.P., a Delaware limited partnership, Apollo (U.K.) Partners III, L.P., an English limited partnership, Apollo/AW LLC, a Delaware limited liability company, Blackstone Capital Partners II Merchant Banking
Fund L.P., a Delaware limited partnership, Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone
Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A,
L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership and DLJ ESC II, L.P., a Delaware limited partnership.

          The Stockholders are parties to the Agreement and they wish to amend the Agreement as described below in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged:

          1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement.

          2. Amendment to Section 4.4 (Notice of Certain Sales) of the Agreement. Section 4.4 of the Agreement is hereby deleted in its entirety.

          3. Amendment to Section 5.2 (Shares Included) of the Agreement.
Section 5.2(a) of the Agreement is hereby amended by inserting the following text at the end of the last sentence thereof:

     ; provided that with respect to the exercise of any shelf, demand or piggy-back rights relating to an automatic shelf registration statement on Form S-3ASR or a successor form that becomes effective upon filing with the Securities and

     Exchange Commission, in lieu of giving notice to each other, the Apollo/Blackstone Shareholders shall only be required to give notice to the Company and only if such notice is necessary in order to enable the Company to provide any notice to either of the applicable Apollo/Blackstone Shareholders required pursuant to any Registration Rights Agreement.

          4. Waiver of Past Notices. The parties hereto waive all notices pursuant to the Agreement they may have otherwise been entitled to prior to the date hereof.

          5. Continuing Effect; No Other Amendments. Except as expressly amended pursuant to this Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms, and this Amendment shall not constitute the consent of any Stockholder or indicate the willingness of any Stockholder to consent to any other amendment, modification or waiver of the Agreement.

          6. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          8. Termination and Mutual Release. Upon execution of this Amendment by the undersigned Greenwich Stockholders and the undersigned DLJ Stockholders (the "Non-Apollo/Blackstone Shareholders"), such Non-Apollo/Blackstone Shareholders agree to terminate their respective rights and obligations under this Agreement, which will be of no further force and effect in all respects with respect to such undersigned Non-Apollo/Blackstone Shareholders, and the undersigned Non-Apollo/Blackstone Shareholders hereby release the Company and the other Stockholders of their respective obligations under this Agreement and the Company and the Apollo Stockholders and the Blackstone Stockholders hereby release the undersigned Non-Apollo/Blackstone Shareholders of their respective obligations under this Agreement.

          9. Effectiveness. This Amendment shall become effective only upon execution by the Company and all of the shareholders parties thereto of the First Amendment to the Second Amended and Restated Registration Rights Agreement and the First Amendment to the Third Amended and Restated Shareholders Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   APOLLO INVESTMENT FUND III, L.P.
                                   APOLLO OVERSEAS PARTNERS III, L.P.
                                   APOLLO (U.K.) PARTNERS III, L.P.


                                   By: Apollo Advisors II, L.P.

                                       By: Apollo Capital Management II, Inc.


                                       By  /s/ Steve Martinez
                                          -------------------------------------
                                          Name: Steve Martinez
                                          Title: Partner



                                   APOLLO INVESTMENT FUND IV, L.P.
                                   APOLLO OVERSEAS PARTNERS IV, L.P.


                                   By: Apollo Advisors IV, L.P.

                                       By: Apollo Capital Management IV, Inc.


                                       By  /s/ Steve Martinez
                                          -------------------------------------
                                          Name: Steve Martinez
                                          Title: Partner



                                   APOLLO/AW, LLC


                                   By: Apollo Management IV, L.P.

                                       By: AIF IV Management, Inc.

                                       By  /s/ Steve Martinez
                                          -------------------------------------
                                          Name: Steve Martinez
                                          Title: Partner

                                   BLACKSTONE CAPITAL PARTNERS II
                                     MERCHANT BANKING FUND L.P.
                                   BLACKSTONE OFFSHORE CAPITAL PARTNERS II
                                     L.P.
                                   BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
                                     II L.P.

                                   By: Blackstone Management Associates
                                         II L.L.C.


                                       By  /s/ David Foley
                                          -------------------------------------
                                          Name: David Foley
                                          Title: Authorized Signatory



                                   BLACKSTONE CAPITAL PARTNERS III
                                     MERCHANT BANKING FUND L.P.
                                   BLACKSTONE OFFSHORE CAPITAL PARTNERS III
                                     L.P.
                                   BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
                                     III L.P.

                                   By: Blackstone Management Associates III
                                         L.L.C.


                                       By  /s/ David Foley
                                          -------------------------------------
                                          Name: David Foley
                                          Title: Authorized Signatory



                                   GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                   GCP OFFSHORE FUND, L.P.
                                   GREENWICH FUND, L.P.
                                   GREENWICH STREET EMPLOYEES FUND, L.P.
                                   TRV EXECUTIVE FUND, L.P.

                                   By: Greenwich Street Investments II, L.L.C.


                                       By  /s/ Mathew C. Kaufman
                                           ------------------------------------
                                           Name: Mathew C. Kaufman
                                           Title: Senior Managing Director

                                   DLJMB FUNDING II, INC.


                                   By  /s/ Ivy Dodes
                                       -----------------------------------
                                       Name: Ivy Dodes
                                       Title: Authorized Signatory



                                   DLJ MERCHANT BANKING PARTNERS II, L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner


                                       By  /s/ Ivy Dodes
                                           -----------------------------------
                                           Name: Ivy Dodes
                                           Title: Authorized Signatory


                                   DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner


                                       By  /s/ Ivy Dodes
                                           -----------------------------------
                                           Name: Ivy Dodes
                                           Title: Authorized Signatory


                                   DLJ DIVERSIFIED PARTNERS, L.P.

                                   By: DLJ Diversified Partners, Inc.
                                       Managing General Partner


                                       By  /s/ Ivy Dodes
                                           -----------------------------------
                                           Name: Ivy Dodes
                                           Title: Authorized Signatory

                                   DLJ DIVERSIFIED PARTNERS-A, L.P.

                                   By: DLJ Diversified Partners, Inc.
                                       Managing General Partner


                                      By  /s/ Ivy Dodes
                                          -------------------------------------
                                          Name: Ivy Dodes
                                          Title: Authorized Signatory



                                    DLJ MILLENNIUM PARTNERS, L.P.

                                    By: DLJ Merchant Banking II, Inc.
                                        Managing General Partner


                                        By  /s/ Ivy Dodes
                                           ------------------------------------
                                           Name: Ivy Dodes
                                           Title: Authorized Signatory



                                    DLJ MILLENNIUM PARTNERS-A, L.P.

                                    By: DLJ Merchant Banking II, Inc.
                                        Managing General Partner


                                        By  /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Authorized Signatory


                                    DLJ FIRST ESC L.P.

                                    By: DLJ LBO Plans Management Corporation
                                        General Partner


                                        By  /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Authorized Signatory

                                    DLJ OFFSHORE PARTNERS II, C.V.

                                    By: DLJ Merchant Banking II, Inc.
                                        Managing General Partner


                                        By  /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Authorized Signatory


                                   DLJ EAB PARTNERS, L.P.

                                   By: DLJ LBO Plans Management Corporation
                                       General Partner


                                        By  /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Authorized Signatory


                                    DLJ ESC II L.P.

                                    By: DLJ LBO Plans Management Corporation
                                        General Partner


                                        By  /s/ Ivy Dodes
                                            -----------------------------------
                                            Name: Ivy Dodes
                                            Title: Authorized Signatory